UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

Check the Appropriate Box:

☐	Preliminary Information Statement

☐	Confidential, For Use of the Commission Only (As permitted by Rule 14c-6(d)(2))

☒	Definitive Information Statement

FREECAST, INC.

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

FREECAST, INC.

6901 TPC Drive, Suite 100

Orlando, Florida 32822

NOTICE OF ACTION TAKEN BY WRITTEN CONSENT OF SHAREHOLDERS

To the Shareholders of FreeCast, Inc.:

This Notice and the accompanying Information Statement are being furnished to the holders of the Class A common stock and Class B common stock of FreeCast, Inc., a Florida corporation (the “Company” or “our”), in connection with action taken by written consent in lieu of a meeting by the holder of a majority of the voting power of our outstanding capital stock (the “Consenting Shareholders”).

On July 17, 2026, the Consenting Shareholders approved, for purposes of Nasdaq Listing Rule 5635(d), the issuance of up to 3,243,807 shares of our Class A common stock upon exercise of pre-funded warrants issued in the Company’s private placement pursuant to a securities purchase agreement and a pre-funded warrant, each dated June 30, 2026 (the “Shareholder Approval”). The Shareholder Approval relates only to the issuance of the shares underlying the pre-funded warrants and does not constitute approval of the private placement itself, which was previously approved by our Board of Directors and closed on June 30, 2026.

The accompanying Information Statement is being furnished pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended, and Regulation 14C thereunder, solely to inform our shareholders of the action taken by written consent. The action was approved by the required voting power; therefore, your vote or consent is not requested or required.

Under Rule 14c-2, the corporate action described in this Information Statement will not become effective until the 20th calendar day after this Information Statement is first mailed to our shareholders.

THIS IS NOT A NOTICE OF A MEETING OF SHAREHOLDERS, AND NO SHAREHOLDERS’ MEETING WILL BE HELD TO CONSIDER THE MATTER DESCRIBED HEREIN. WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors,

/s/ William A. Mobley, Jr.

William A. Mobley, Jr.

Chairman and Chief Executive Officer

July 27, 2026

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE

SECURITIES EXCHANGE ACT OF 1934 AND REGULATION 14C-2 THEREUNDER

FREECAST, INC.

6901 TPC Drive, Suite 100

Orlando, Florida 32822

July 27, 2026

NO VOTE OR OTHER ACTION OF THE COMPANY’S SHAREHOLDERS IS REQUIRED IN CONNECTION
WITH THIS INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY

GENERAL INFORMATION

This Information Statement is being furnished to the holders of record of FreeCast, Inc. (the “Company,” “we,” “us” or “our”) Class A common stock, par value $0.0001 per share (“Class A Common Stock”), and Class B common stock, par value $0.0001 per share (“Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”), as of the close of business on July 16, 2026 (the “Record Date”). It describes action taken by the holders of a majority of the voting power of our outstanding capital stock (the “Consenting Shareholders”) by written consent in lieu of a meeting under Section 607.0704 of the Florida Business Corporation Act (“FBCA”) and our Second Amended and Restated Bylaws.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokers, banks, nominees, custodians and fiduciaries to forward this Information Statement to the beneficial owners of Common Stock held of record by them and will reimburse their reasonable out-of-pocket expenses for doing so.

VOTING SECURITIES AND VOTE REQUIRED

The Class A Common Stock and Class B Common Stock are the only classes of outstanding voting stock of the Company, and they vote together as a single class on the action described in this Information Statement. As of the Record Date, there were:

i.	33,655,422 shares of Class A Common Stock outstanding, with each share entitled to 1 vote; and

ii.	13,925,640 shares of Class B Common Stock outstanding, with each share entitled to 15 votes.

As of the Record Date, the Class A Common Stock and the Class B Common Stock provide for total aggregate votes of 242,540,022. A total of 121,270,012 votes were required to pass any proposal being voted upon by the shareholders.

As of the Record Date, the Consenting Shareholders together owned 22,697,920 of our voting shares, representing 217,181,695 votes, or approximately 90% of the voting power of our outstanding shares of capital stock.

All outstanding shares are fully paid and nonassessable. There are no cumulative voting rights. No consideration was paid for the consent. The transfer agent for our Common Stock is Equiniti Trust Company LLC, Attn: Direct Transfer Compliance, 1110 Centre Point Curve, Suite 101, Mendota Heights, MN 55120.

VOTE OBTAINED; EFFECTIVE DATE

On July 17, 2026, the Consenting Shareholders executed and delivered a written consent approving the issuance of the shares of Class A Common Stock underlying the pre-funded warrants for purposes of Nasdaq Listing Rule 5635(d) (the “Shareholder Approval”). The written consent constituted the vote required under the FBCA and our governing documents, and no further shareholder vote is required.

Although the required shareholder authorization has been obtained, Rule 14c-2 provides that the corporate action described in this Information Statement will not become effective until the 20th calendar day after the date on which this Information Statement is first mailed to shareholders. This Information Statement is expected to be first mailed on or about July 27, 2026.

NOTICE UNDER FLORIDA LAW

This Information Statement also constitutes notice of the action taken by written consent as required by Section 607.0704 of the FBCA.

ITEM1.	APPROVAL OF THE ISSUANCE OF SHARES UPON EXERCISE OF THE PRE-FUNDED WARRANTS UNDER NASDAQ LISTING RULE 5635(d)

The Shareholder Approval was obtained solely to satisfy Nasdaq Listing Rule 5635(d) with respect to the potential issuance of shares of Class A Common Stock upon exercise of the pre-funded warrants, each dated June 30, 2026 (the “Pre-Funded Warrants”). The Private Placement closed on July 2, 2026, and the Shareholder Approval does not approve the financing itself.

Background

On June 30, 2026, we entered into a Securities Purchase Agreement and Registration Rights Agreement with certain institutional and existing investors (the “Purchasers”). Pursuant to the Securities Purchase Agreement, we sold in a private placement (the “Private Placement”) (i) 4,666,667 shares of Class A Common Stock at a purchase price of $3.00 per share and (ii) Pre-Funded Warrants to purchase an aggregate of 3,243,807 shares of Class A Common Stock. The purchase price for each Pre-Funded Warrant was $2.9999, and the remaining exercise price is $0.0001 per share. The Private Placement generated gross proceeds of approximately $23.7 million, before placement-agent fees and other offering expenses.

We intend to use the net proceeds from the Private Placement for working capital and other general corporate purposes. The Private Placement was conducted pursuant to an exemption from registration under the Securities Act of 1933, as amended. Under the Registration Rights Agreement entered into with the Purchasers, the Company agreed to file a registration statement covering the resale of the shares issued in the Private Placement and the shares issuable upon exercise of the Pre-Funded Warrants.

The Pre-Funded Warrants do not expire until exercised in full. They may be exercised for cash or, when permitted by their terms, on a cashless basis. The number of shares issuable and the exercise price are subject to customary adjustment for stock dividends, stock splits, combinations and similar events. The Pre-Funded Warrants also contain beneficial-ownership limitations that generally prevent a holder from exercising a warrant to the extent the exercise would cause the holder and its attribution parties to exceed the applicable ownership limitation.

This summary does not purport to describe all terms of the Securities Purchase Agreement, the Registration rights Agreement or the Pre-Funded Warrants. Copies of those documents have been filed with the Securities and Exchange Commission (the “SEC”) and should be reviewed for a complete description of their terms.

Why Shareholder Approval Is Required

The Class A Common Stock is listed on the Nasdaq Global Market, and the Company is therefore subject to the Nasdaq Listing Rules. Nasdaq Listing Rule 5635(d) generally requires shareholder approval before an issuer may issue common stock, or securities convertible into or exercisable for common stock, in a non-public offering if the issuance equals or exceeds 20% of the common stock or voting power outstanding before the issuance and the issuance price is less than the “Minimum Price” prescribed by Nasdaq.

The Securities Purchase Agreement and the Pre-Funded Warrants require us to obtain the Shareholder Approval before the Pre-Funded Warrants become exercisable. We therefore sought and obtained approval of the potential issuance of all 3,243,807 shares of Class A Common Stock underlying the Pre-Funded Warrants in order to satisfy the applicable requirements of Nasdaq Listing Rule 5635(d) and the transaction documents.

Recommendation and Reasons for Approval

The Board of Directors of the Company (the “Board”) determined that the Shareholder Approval was advisable and in the best interests of the Company and its shareholders. In reaching that determination, the Board considered, among other matters, the Company’s working-capital and capital needs, the anticipated net proceeds and other benefits of the Private Placement, the expected dilution to existing shareholders, the terms of the Securities Purchase Agreement, the Registration Rights Agreement and the Pre-Funded Warrants, and compliance with the Nasdaq Listing Rules. The Board recommended that shareholders approve the issuance of the shares underlying the Pre-Funded Warrants.

Effect of Shareholder Approval

Upon effectiveness of the Shareholder Approval under Rule 14c-2, the Pre-Funded Warrants may be exercised in accordance with their terms. If all Pre-Funded Warrants are exercised, we will issue up to 3,243,807 additional shares of Class A Common Stock, subject to customary anti-dilution adjustments. The issuance of those shares will increase the number of outstanding shares of Class A Common Stock and dilute the percentage ownership and voting power of existing shareholders. Holders may resell shares received upon exercise, subject to applicable securities laws and the availability of an effective registration statement or an exemption from registration, and such resales could adversely affect the market price of the Class A Common Stock.

The Shareholder Approval does not require the holders to exercise the Pre-Funded Warrants, and the timing and extent of any exercises cannot be predicted. Other than the nominal exercise price of $0.0001 per share, the purchase price for the shares underlying the Pre-Funded Warrants was substantially pre-funded at closing.

Interests of Certain Persons

No director or executive officer of the Company has a substantial interest, directly or indirectly, in the Shareholder Approval that differs from the interests of shareholders generally, except to the extent of his or her ownership of the Company’s securities.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our voting securities as of July 15, 2026 by: (i) each person known by us to beneficially own more than 5% of either class of Common Stock; (ii) each director; (iii) each named executive officer; and (iv) all directors and executive officers as a group.

Beneficial ownership is determined in accordance with SEC rules. A person is deemed to beneficially own securities over which the person has or shares voting or investment power and securities that the person has the right to acquire within 60 days. Shares that a person has the right to acquire within 60 days are included in that person’s ownership percentage but not in the ownership percentage of any other person. Except as otherwise indicated and subject to applicable community-property laws, the persons listed below have sole voting and investment power over the securities shown.

As of July 15, 2026, 47,581,062 shares of Common Stock were outstanding, consisting of 33,655,422 shares of Class A Common Stock and 13,925,640 shares of Class B Common Stock.

Name of Beneficial Owner	Class A Shares	% of Class	Class B Shares	% of Class	% Total Voting Power
William A. Mobley, Jr. (3)	10,189,380	29.05%	14,050,644	100%	89.75%
Christopher Savine (4)	996,437	2.90%	—	—	*
Jonathan Morris (5)	125,004	*	—	—	*
William P. Jennings, Jr.	—	—	—	—	—
All officers and directors as a group (four people)	11,310,821	31.50%	14,050,644	100%	90.03%
Nextelligence, Inc. (6)	10,189,380	29.05%	—	—	3.62%

*	Indicates beneficial ownership of less than 1%.

(1)	Unless otherwise indicated, the address of each beneficial owner is c/o FreeCast, Inc., 6901 TPC Drive, Suite 100, Orlando, Florida 32822.

(2)	Percentage of total voting power represents voting power with respect to the Class A Common Stock and Class B Common Stock voting together as a single class. Holders of Class A Common Stock are entitled to one vote per share, and holders of Class B Common Stock are entitled to fifteen votes per share.

(3)	Consists of: (i) 6,110,991 shares of Class B common stock held of record by Mr. Mobley; (ii) 125,004 shares of Class B common stock underlying immediately exercisable options held of record by Mr. Mobley; (iii) 7,782,970 shares of Class B common stock held of record jointly by Mr. Mobley and his spouse, Michele Mobley (iv) 8,772,280 shares of Class A common stock held of record and in street name by Nextelligence, for which Mr. Mobley is an officer, director and majority shareholder; (v) 1,417,100 shares of Class A common stock underlying an immediately convertible promissory note held by Nextelligence; (vi) 29,679 shares of Class B common stock held of record by Public Wire, LLC, of which Mr. Mobley is the manager and sole member; and (vii) 2,000 shares of Class B common stock held of record by Telebrands for which Mr. Mobley acts as trustee pursuant to a Voting Trust Agreement. Mr. Mobley may be deemed to be the beneficial owner of the securities held of record by Telebrands Corp. and subject to the Voting Trust Agreement by virtue of his position as trustee thereof. Mr. Mobley disclaims beneficial ownership of the securities held of record by Telebrands for which he acts as trustee pursuant to the Voting Trust Agreement.

(4)	Consists of: (i) 283,937 shares of Class A Common Stock held by Mr. Savine; (ii) 675,000 shares of Class A Common Stock underlying immediately exercisable warrants held by Mr. Savine; and (iii) 37,500 shares of Class A Common Stock underlying immediately exercisable options held by Mr. Savine.

(5)	Consists of 125,004 shares of Class A Common Stock underlying immediately exercisable options held by Mr. Morris.

(6)	Consists of: (i) 8,772,280 shares of Class A common stock held of record and in street name by Nextelligence; and (ii) 1,417,100 shares of Class A common stock underlying an immediately convertible promissory note held by Nextelligence. William A. Mobley, Jr. is the CEO, sole director and majority shareholder of Nextelligence.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to shareholders who share a single address unless we received contrary instructions from any shareholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. We will deliver promptly upon written or oral request a separate copy of the Information Statement to a shareholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which we should direct the additional copy of the Information Statement, to FreeCast, Inc., 6901 TPC Drive, Suite 100, Orlando, Florida 32822, Attention: Investor Relations.

If multiple shareholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer we mail each shareholder a separate copy of future mailings, you may mail notification to, or call us at, our principal executive offices. Additionally, if current shareholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer we mail one copy of future mailings to shareholders at the shared address, notification of such request may also be made by mail or telephone to our principal executive offices.

The entire cost of furnishing this Information Statement will be borne by us. We may request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Class A Common Stock held of record by them.

NO APPRAISAL OR DISSENTERS’ RIGHTS

Shareholders are not entitled to appraisal or dissenters’ rights under the FBCA, our Second Amended and Restated Articles of Incorporation or our Second Amended and Restated Bylaws in connection with the action described in this Information Statement.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Information Statement contains forward-looking statements in addition to historical information. Statements that are not historical facts, including statements regarding our plans, intentions, expectations, beliefs and anticipated events or results, are forward-looking statements. These statements involve risks and uncertainties, many of which are beyond our control, and actual results may differ materially. Factors that could cause actual results to differ include those described in our reports filed with the SEC. Forward-looking statements speak only as of the date of this Information Statement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, information statements and other information with the SEC. Our SEC filings are available to the public on the SEC’s website at www.sec.gov and through the investor-relations section of our website. Information contained on, or accessible through, our website is not part of this Information Statement.

You may obtain, without charge, a copy of this Information Statement and any report or other document filed by us with the SEC by writing to FreeCast, Inc., 6901 TPC Drive, Suite 100, Orlando, Florida 32822, Attention: Investor Relations.

CONCLUSION

As a matter of regulatory compliance, we are sending you this Information Statement that describes the purpose and effect of the above Shareholder Approval. Your consent to the above Shareholder Approval is not required and is not being solicited in connection with the Shareholder Approval. This Information Statement is intended to provide our shareholders information required by the rules and regulations of the Securities Exchange Act of 1934, as amended.

By Order of the Board of Directors,

/s/ William A. Mobley, Jr.
William A. Mobley, Jr.
Chairman and Chief Executive Officer